UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 3, 2013

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 3, 2013, Home Bancorp, Inc. (the “Company”) sent a notice to participants in the Home Bank Profit Sharing 401(k) Plan (the “401(k) Plan”) and the Company’s Employee Stock Ownership Plan (the “ESOP”) that effective August 1, 2013 the recordkeeper of the 401(k) Plan and the ESOP is being changed. This notice indicated that, in order to change the recordkeeper, there will be a blackout period beginning on August 9, 2013 and which is expected to end during the week of September 2, 2013 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type. In addition, participants in the ESOP will temporarily be unable to take distributions from the ESOP.

In connection with the foregoing, on July 5, 2013, the Company sent a notice to its executive officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice sent on July 5, 2013 to Executive Officers and Directors of Home Bancorp, Inc. regarding a Blackout Period

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: July 3, 2013	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
Chief Financial Officer

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